Exhibit 2

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, par value $.001 per share of North American Technologies Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

     The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     The undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

     This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

     In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 22nd day of July, 2005.

SPONSOR INVESTMENTS, LLC

By:	Herakles Investments, Inc., Manager

By:	/s/ Heather Kreager

Name:	Heather Kreager
Title:	Vice President

HERAKLES INVESTMENTS, INC.

By:	/s/ Heather Kreager

Name:	Heather Kreager
Title:	Vice President

ASTRAEA INVESTMENT MANAGEMENT, L.P.

By:	Astraea Investment and Management Services Company, General Partner

By:	/s/ Bruce Leadbetter

Name:	Bruce Leadbetter
Title:	President

OPUS 5949 LLC

By:	Sammons VPC, Inc., Managing Member

By:	/s/ Joe A. Ethridge

Name:	Joe A. Ethridge
Title:	Vice President

/s/ Paul Pottinger
Paul Pottinger
/s/ Christopher Bancroft
Christopher Bancroft
/s/ Michael Jordan
Michael Jordan
/s/ John M. Pigott
John M. Pigott
/s/ Goh Yong Siang
Goh Yong Siang
/s/ Pat Long
Pat Long
/s/ Charles Jarvie
Charles Jarvie
/s/ David Pasahow
David Pasahow

OTTER, INC.

By:	/s/ Heather Kreager

Name:	Heather Kreager
Title:	Vice President

SAMMONS VPC, INC.

By: /s/ Heather Kreager

Name: Heather Kreager
Title: Vice President

SAMMONS DISTRIBUTION HOLDINGS, INC.

By: /s/ Heather Kreager

Name: Heather Kreager
Title: Vice President

CONSOLIDATED INVESTMENT SERVICES, INC.

By: /s/ Heather Kreager

Name: Heather Kreager
Title: Vice President

SAMMONS ENTERPRISES, INC.

By: /s/ Robert W. Korba

Name: Robert W. Korba
Title: President

CHARLES A. SAMMONS 1987 CHARITABLE REMAINDER TRUST NUMBER TWO

By: /s/ Robert W. Korba

Name: Robert W. Korba
Title: Co-Trustee

ASTRAEA INVESTMENT AND MANAGEMENT SERVICES COMPANY

By: /s/ Bruce Leadbetter

Name: Bruce Leadbetter
Title: President

BRUCE LEADBETTER

By: /s/ Bruce Leadbetter

Name: Bruce Leadbetter
Title: